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                                                                    EXHIBIT 99.4

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PROXY

                          FIRST FINANCIAL CORPORATION

   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 27, 1997.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FINANCIAL
                                  CORPORATION
               1305 MAIN STREET, STEVENS POINT, WISCONSIN  54481

     The undersigned hereby appoints John C. Seramur and Ralph R. Staven as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock, par value $1.00 per share, of First Financial Corporation held of record by the undersigned on September 2, 1997, at the Special Meeting of Shareholders to be held on October 27, 1997, at 10:00 a.m., local time, at The Holiday Inn Convention Center, 1501 North Point Drive, Stevens Point, WI 54481.


                 (Continued and to be signed on the reverse.)


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
THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEM 1.                                         Please mark your votes as     [X]
                                                                                             indicated in this example

                                                                                             FOR            AGAINST     ABSTAIN
Item 1.   The approval of the agreement and plan of merger, dated as of May 14, 1997         [_]            [_]         [_]
(the "merger agreement"), pursuant to which First Financial Corporation and Associated
Banc-Corp will merge, as described in the accompanying joint proxy statement/prospectus.

Other matters:
The proxies are authorized to vote upon such other business as may properly come before the special meeting, or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger provided for therein or otherwise, in the discretion of the proxy holders with respect to such matters.


                                            Dated: ___________________________________________________________________________, 1997

                                            ________________________________________________________________________________________

                                            ________________________________________________________________________________________
                                            Signature(s)

                                            This Proxy when properly executed will be voted in the manner directed herein by the above signed shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"
                                            ITEM 1 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY
                                            PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR
                                            POSTPONEMENT THEREOF, INCLUDING A MOTION TO ADJOURN THE SPECIAL MEETING.

                                            NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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